FOURTH AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT


                  THIS AGREEMENT is made and entered into as of January 12, 1996, by and among La Salsa Holding Co., a Delaware corporation (the "Company"), Howdy S. Kabrins ("Kabrins" or the "Founder"), La Salsa, Inc., a California corporation ("La Salsa"), InterWest Partners IV, a California limited partnership ("InterWest"), Sienna Holdings, Inc., a California corporation, as Nominee ("Nominee"), Sienna Limited Partnership I, a California limited partnership ("Sienna") and the other persons and entities listed on Schedule 1 hereto (Kabrins, La Salsa, InterWest, Nominee, Sienna and such persons and entities are collectively referred to as the "Stockholders" or individually each may be referred to as a "Stockholder") for the purpose of amending and restating in its entirety the Third Amended Agreement (as defined below).

                  WHEREAS, the parties believe that it is in the best interest of the Company and the Stockholders to provide for certain limitations on the future disposition of the shares of capital stock of the Company held by the Stockholders;

                  WHEREAS, in connection with the transactions contemplated under that certain Asset and Stock Purchase and Reorganization Agreement (the "Asset Purchase Agreement"), dated as of February 19, 1992, by and among Kabrins, the Company, La Salsa and the other parties named therein, the parties desired to restrict the sale, transfer, pledge, assignment, or encumbrance of the shares of capital stock of the Company owned by the Stockholders pursuant to a Restricted Stock Agreement dated as of March 4, 1992 (the "Original Agreement");

                  WHEREAS, as of August 26, 1992, Charles A. Lynch and Michael
E. Kassan ("Kassan") became parties to the Original Agreement;

                  WHEREAS, the parties amended and restated the Original Agreement in connection with the Series B Convertible Preferred Stock financing of the Company pursuant to an Amended and Restated Restricted Stock Agreement dated as of May 12, 1993 (the "Amended Agreement");

                  WHEREAS, the parties amended the Amended Agreement in connection with the termination of Kabrins' employment with the Company and the grant of certain franchise rights related to the Company's restaurants pursuant to the First Amendment to Amended and Restated Restricted Stock Agreement dated as of March 18, 1994;

                  WHEREAS, the parties amended and restated the Amended Agreement in connection with the Series D Convertible Preferred Stock financing of the Company pursuant to a Second Amended and Restated Restricted Stock Agreement dated as of March 3, 1995 (the "Second Amended Agreement");

                  WHEREAS, the parties amended the Second Amended Agreement in connection with the transfer of certain shares by Kabrins pursuant to the Amendment No. 1 to Second Amended and Restated Restricted Stock Agreement dated as of October 12, 1995 (the "Amendment").

                  WHEREAS, the parties amended and restated the Second Amended Agreement, as amended by the Amendment, in connection with the issuance of the Company's Class B Common Stock and the transfer of certain shares by Kabrins pursuant to a Third Amended and Restated Restricted Stock Agreement dated as of November 14, 1995 (the "Third Amended Agreement");

                  WHEREAS, the parties hereto now desire to amend and restate the Third Amended Agreement, in connection with the sale and issuance of 4,166,667 shares of the Company's Series D Convertible Preferred Stock and a warrant (the "CDV Warrant") to purchase an additional 4,729,470 shares of the Company's Series D Convertible Preferred Stock to Casual Dining Ventures, Inc. ("CDV"), to restrict the sale, transfer, pledge, assignment or encumbrance of the shares of capital stock of the Company or any securities convertible into Common Stock of the Company currently owned or subsequently acquired by the Stockholders (the "Shares") by executing this Agreement;

                  WHEREAS, the Third Amended Agreement may be amended with the written consent of (i) the holders of at least two-thirds (2/3) of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, voting together as a single class and (ii) the holders of at least two-thirds (2/3) of the outstanding shares of Series D Convertible Preferred Stock; and

                  WHEREAS, the holders of at least two-thirds (2/3) of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, voting together as a single class and the holders of at least two-thirds (2/3) of the outstanding shares of Series D Convertible Preferred Stock are parties hereto.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto agree as follows:

1. Right of First Refusal on Stockholder Transfers. Before any Shares registered in the name of a Stockholder may be sold or transferred to a third party (a "Proposed Transferee"), including a transfer by operation of law or other involuntary transfer, such Shares shall first be offered to the Company, then to the other Stockholders, in the following manner:

                  (a) Company Right of First Refusal.

(i) The Shares shall first be offered to the Company. The Stockholder proposing to sell or transfer Shares (the "Selling Stockholder") shall deliver or mail by certified mail a written notice (the "Notice") to the Company and the other Stockholders (the "Non-Selling Stockholders") stating (i) such Selling Stockholder's bona fide intention to sell or transfer Shares, (ii) the number of Shares to be sold or transferred (which amount of Shares shall be referred to herein as "Offered Securities") and (iii) the price for which such Selling Stockholder proposes to sell or transfer such Offered Securities.

(ii) The Company shall have the right, at any time within fifteen (15) days of receipt of the Notice, to purchase all, but not less than all, of the Offered Securities, at the price per share specified in the Notice. Such right shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in Section 11(c) hereof, which notice shall specify the time, place and date for settlement of such purchase.

                  (b) Non-Selling Stockholder Right of First Refusal.

(i) If the Company elects not to exercise its right pursuant to Section 1(a) hereof with respect to all of the Offered Securities, or if such right is not exercised within fifteen (15) days of receipt of the Notice by the Company, the Selling Stockholder shall notify the Non-Selling Stockholders of such fact within five (5) days after the expiration of such fifteen (15) day period.

(ii) Each Non-Selling Stockholder will have an option, for fifteen (15) days after receiving the notice specified in Section 1(b)(i) hereof, to give written notice to the Company and the Selling Stockholder of such Non-Selling Stockholder's election to purchase its pro rata portion of all, but not less than all, of the Offered Securities, which shall be equal to the product of (i) the amount of Offered Securities multiplied by (ii) a fraction, the numerator of which shall be the number of shares of Common
     Stock of the Company held by such Non-Selling Stockholder (on an as-converted basis), and the denominator of which shall be the aggregate number of shares of Common Stock owned by the Non-Selling Stockholders as a group (on an as-converted basis). The purchase price at which the Shares are offered to the Non-Selling Stockholders shall be the price specified in the Notice.

(iii)If exercised by a Non-Selling Stockholder pursuant hereto, the right to purchase the Offered Securities shall be exercised by written notice, signed by such Non-Selling Stockholder, and delivered or mailed to the Company and the Selling Stockholder as provided in Section 11(c) hereof. The exercise of the option shall specify the time, place and date for settlement of such purchase, which shall be consummated at a closing held at the Company within ten (10) days after the expiration of the notice period specified in Section 1(b)(ii). The Company shall promptly, in writing, inform each Non-Selling Stockholder which purchases all the shares available to it (a "Fully-Exercising Stockholder") of any other Non-Selling Stockholder's failure to do likewise. During the seven (7) day period commencing after receipt of such information, each Fully-Exercising Stockholder shall be entitled to obtain that portion of the Shares for which Non-Selling Stockholders were entitled to subscribe but which were not subscribed for by the Non-Selling Stockholders (the "Unsubscribed Shares") which is equal to the product of (i) the amount of Unsubscribed Shares multiplied by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock of the Company held by such Fully-Exercising Stockholder (on an as-converted basis), respectively, and the denominator of which shall be the aggregate number of shares of Common Stock owned by all Fully-Exercising Stockholders who wish to purchase Unsubscribed Shares (on an as-converted basis).

                  (c) Permitted Sales of Refused Securities. If neither the Company nor the Non-Selling Stockholders have purchased all of the Offered Securities under their respective rights of first refusal as described herein, the Selling Stockholder may sell all of the Offered Securities to any person at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within one hundred twenty (120) days of the date of the Notice, and provided further that any such sale is in accordance with all the terms and conditions hereof. If the Selling Stockholder fails to consummate the sale or transfer within such one hundred twenty (120) day period, the option of the Company and the Non-Selling Stockholders provided hereby shall be deemed to be revived with respect to such shares and no sale or transfer of Shares shall be effected without first offering the shares in accordance herewith.

                  (d) Exempt Transfers. In addition to the permissible transfers set forth in Section 6 hereof, the rights of first refusal herein shall not pertain or apply in the case of:

(i) transfers in connection with a bona fide business acquisition of the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or

(ii) transfers  pursuant to a public  offering  registered  under the Securities
     Act.

2. Co-Sale Right. Subject to the rights of first refusal set forth in ------------- Section 1 hereof:

                  (a) In the event any of the Stockholders receive one or more bona fide offers (collectively, the "Purchase Offer") from a third party to purchase from such Stockholder (hereinafter referred to in this Section 2 as the "Selling Stockholder") any or all of its Shares, upon specific terms and conditions (including a specified purchase price payable in cash or other property), then such Stockholder shall promptly provide to the Company and the other Stockholders written notice of the terms and conditions of such Purchase Offer (such notice is referred to herein as the "Transfer Notice"), and the following provisions shall apply.

                  (b) Each of the other Stockholders shall have the right, exercisable upon written notice to the Company and the Selling Stockholder within fifteen (15) business days after receipt of the Transfer Notice, to participate in the Selling Stockholder's sale of such stock pursuant to the specified terms and conditions of such Purchase Offer. To the extent one or more of the other Stockholders exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of capital stock which the Selling Stockholder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of each of the other Stockholders shall be subject to the following terms and conditions:

(i) Each of the other Stockholders may sell all or any part, of that number of shares of the Company's Common Stock, or shares of the Company's Preferred Stock or other convertible securities on an as-converted basis, being sold by the Selling Stockholder equal to the product obtained by multiplying,
     (x) the aggregate number of shares of Common Stock covered by the Purchase Offer (assuming conversion of any Preferred Stock and other convertible securities) by (y) a fraction, the numerator or which is the number of shares of such Common Stock of the Company (assuming conversion of any Preferred Stock and other convertible securities) owned at the time by such Stockholder wishing to participate, and the denominator of which is the combined number of shares of Common Stock of the Company (assuming conversion of any Preferred Stock and other convertible securities) owned at the time by the Selling Stockholder and the other Stockholders;

(ii) To the extent one of the other Stockholders elects not to sell the full number of Shares it is entitled to sell pursuant to Section 1(b)(i) above, the other Stockholders' rights to participate in the sale shall be increased pro rata by a corresponding number of shares; and

(iii)Each of the other Stockholders participating in such sale shall effect its participation in any such sale by delivering to the Company for transfer to the third-party offeror one or more certificates, properly endorsed for transfer, which represent the number of shares of the capital stock of the Company which such Stockholder elects to sell pursuant to this Section 2.

                  (c) The stock certificates which the other Stockholders deliver to the Company pursuant to this Section 2 shall be transferred by the Company to the third-party offeror in consummation of the sale of the Company's capital stock being sold pursuant to the terms and conditions specified in the Transfer Notice, and the Company shall promptly thereafter remit to the other Stockholders that portion of the proceeds of the sale to which the other Stockholders are entitled by reason of their participation in such sale.

                  (d) The exercise or non-exercise of the rights of the other Stockholders hereunder to participate in one or more sales by the Selling Stockholder shall not adversely affect their rights to participate in subsequent sales by the Selling Stockholder.

                  (e) For purposes of this Section 2 only, the definition of the term "Stockholder" shall not include FMA High Yield Income L.P., WSIS High Yield Income L.P., WSIS Flexible Income Partners L.P., or any transferee thereof (collectively, "Schroder Wertheim"), unless the number of shares to be purchased under a Purchase Offer exceeds fifty percent (50%) of the then outstanding shares of Common Stock of the Company (on an as-converted basis).

3. Right to Purchase.

                  (a) Notwithstanding anything contained in Section 1 or Section 2 of this Agreement, if at any time Salsero I, Salsero II and Founder have all of their Franchise Agreements terminated by the Franchisor as a result of Salsero I and/or Salsero II and/or Founder failing to substantially comply with their Franchise Agreements and their failure to diligently pursue to cure said deficiencies or breaches, and said termination is accepted by Salsero I, Salsero II and Founder, in writing, or said Franchise Agreements are deemed terminated by a Court of competent jurisdiction and said judgment becomes final (a "Termination Event"), the Company shall have the right within ninety (90) days after the date of the Termination Event to purchase all of the Shares then owned by Founder at the price set forth below.

For purposes of this Section 3, "Personal Representative" shall mean the person or persons, including any bank or trust company, who shall be the duly appointed, qualified, and acting executor or executors of the last will and testament of the Founder, or the duly appointed, qualified, and acting administrator, administrator with the will annexed, or administrator to collect of the estate of the Founder.

                  (b) Within ninety (90) days after the date of a Termination Event, the Company shall have the right to: (i) first, purchase all, but not less than all, of the Shares held by the Founder by giving written notice thereof to the Founder, or his Personal Representative, as the case may be; and
(ii) second, purchase some, but not all of the Shares held by Founder and offer to the other Stockholders those Shares held by Founder the Company elects not to purchase (the "Available Shares"). If the Company elects to purchase all of the Founder's Shares, the notice shall specify a date for the closing of such purchase which shall be not more than thirty (30) days after the Termination Event.

                  (c) If the Company elects not to purchase all of the Shares held by the Founder, the Company shall, within ninety (90) days after such Termination Event, notify the Founder, or his Personal Representative, as the case may be, and all other Stockholders (hereinafter in this Section 3 referred to individually and collectively as the "Offerees"), that it will not be purchasing all of the Shares of such Founder. Such notice shall indicate the number of Shares (if any) the Company will purchase and the number of Available Shares. The Offerees shall then have the option, exercisable within thirty (30) days after receipt of such notice from the Company, to purchase all, but not less than all, of the Available Shares of the Founder, in proportion to their respective ownership of the Company's capital Stock at the time, and to the extent one of the other Offerees elects not to purchase the full number of Shares it is entitled to purchase pursuant to this Section 3(c), the other Offerees rights to participate in such purchase shall be increased pro rata by a corresponding number of shares. The option set forth in this Section 3(c) shall be exercised by written notice from the Offerees given to the Founder, or his Personal Representative, as the case may be, and the Company within thirty (30) days after receipt of such notice from the Company. Said notice shall specify a date for the closing of the purchase which shall be not more than thirty (30) days after receipt of the notice by the Company. The purchase price per share at which the Offerees may purchase said Available Shares, and the terms and conditions of such purchase, shall be the same as the price per share, and the terms and conditions, at which the Company may purchase Shares pursuant to Sections 3(b), 3(d) and 3(e) hereof. If the Company and/or one or more Offerees are purchasing Shares pursuant hereto, the closings of such purchases shall be simultaneous and shall be conditioned on one another. If at the end of thirty
(30) days after receipt of such notice from the Company, the Offerees have not committed to purchase all of the Available Shares, then the rights of the Company and the Offerees under Sections 3(b) and 3(c) herein shall be terminated.

                  (d) The price of the Shares being  purchased  pursuant to this
Section 3 will be equal to the fair market value of such Shares as of the Termination Date, which value will be determined by mutual agreement between the Company and the Founder, or his Personal Representative, as the case may be; provided, however, that in the event that such mutual agreement is not reached within thirty (30) days after the exercise by the Company or the Offerees of their purchase rights hereunder (the "Exercise Date"), the fair market value of such Shares shall be determined through an appraisal by an independent third party mutually acceptable to such parties. In the event that such parties cannot agree on an independent third party appraiser within forty-five days after such Exercise Date, the Founder, or his Personal Representative, as the case may be, shall select one (1) appraiser, and the Company, or Offerees who are purchasing a majority of the Shares, as the case may be, shall select one (1) appraiser, both selections to be made within sixty (60) days after such Exercise Date. These two appraisers shall submit their respective valuations for the Shares within thirty (30) days after their selection. If the higher of the two valuations is within 10% of the lower, the average of such valuations will be deemed the fair market value of the shares in question. Otherwise, the two appraisers shall select a third appraiser who shall submit a valuation within sixty (60) days of the selection of the two initial appraisers. At that time, the valuation submitted which deviates the most from the average of the three valuations shall be disregarded, and the average of the remaining two valuations shall be deemed to be the applicable fair market value. In the event the valuation of such Shares is determined by appraisal, the cost of such appraisal shall be borne by the party who appointed the appraiser whose valuation deviated the most from the final valuation.

                  (e) The purchase price of the Shares being purchased pursuant to this Section 3 shall be payable at the closing, as specified in Section 5 hereof, at the option of the Company or any Offeree, as the case may be, either
(i) in cash, or (ii) with ten percent (10%) of such purchase price paid in cash, and the remaining balance paid by a promissory note, with such promissory note having a term of five (5) years, bearing interest at a fixed rate equal to the prime lending rate, as determined on the business day immediately prior to such closing by Bank of America, and providing for accrued interest to be due and payable quarterly and principal amounts to be due and payable in five equal annual installments; provided, that such promissory note shall be substantially in the form of the Founder's Note as defined in the Asset Purchase Agreement.

                  (f) Notwithstanding anything to the contrary in this Agreement, if the Company has the right to purchase Shares pursuant to this
Section 3, but, at the applicable time, the Company at such time is prohibited or restricted from doing so by reason of any loan agreement or debt covenant, then the Company's rights and options, shall be tolled and suspended for a period of three (3) months from the date such rights or options first became exercisable (provided that the Company shall have an additional three (3) months to close any purchase of the Founder's Shares). In such case, all references in this Section 3 to dates and time periods shall be deemed delayed for so long as necessary to give effect to the provisions of this Section 3(f).

                  (g) Upon expiration of all purchase options of the Company and the Offerees, the Shares shall no longer be subject to the provisions of this
Section 3, but shall continue to be subject to all of the other restrictions and rights contained in this Agreement.

                  (h)      Non-Competition.

(i) The Founder agrees that in the event his or her Shares are purchased by the Company or the Offerees pursuant to this Section 3, he shall not engage (except in his capacity as an officer, director, and/or employee of the Company), directly or indirectly, whether on his own account or as a shareholder (other than as a shareholder of the Company or as a less than 2% shareholder of a publicly-held company), partner, joint venturer, employee, consultant, advisor and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities in any of the counties of California in which La Salsa is doing business at the date of the closing of the purchase of Founder's Shares, for a period of three (3) years after the date of the termination referred to in Section 3(a):

                             (A) Own,  operate or  franchise  (1) any Mexican or
"south of the border" type restaurant, including without limitation, one which utilizes the concepts of "tacos al carbon" or "tacquerias" or (2) any business which sells, distributes or in any other way markets retail products which the Company has researched, developed or marketed prior to the Founder's termination of employment;

                             (B) Solicit  customers or business  patronage which
results in competition with the Company or any of its affiliates in any of the types of business described in (A) above;

                             (C) Promote or assist,  financially  or  otherwise,
any person, firm, association, corporation, or other entity engaged in any of the types of business described in clause (A) above; or

                             (D)  Solicit,  offer  employment  to  or  hire  any
employee of the Company or any of its subsidiaries in connection with the types of business described in (A) above.

(ii) Without limitation, the parties agree and intend that the covenants contained in this subsection 2(h) shall be deemed to be a series of separate covenants and agreements, one for each and every county of each state and political subdivision of the United States and other nation to which this Agreement is applicable. If, in any judicial proceeding, a court shall refuse to enforce in such action all of the separate covenants deemed included herein, then at the option of the Company, wholly unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such a proceeding.

(iii)In the event the agreement in this Section 3(h) shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action. The parties hereto acknowledge and agree that the time, scope, geographic area and other provisions of this Section 3(h) have been specifically negotiated by sophisticated parties represented by counsel of their own selection and specifically hereby agree that such time, scope, geographic area and other provisions are reasonable under the circumstances.

(iv) The  parties  agree  that due to the  unique  nature  of the  services  and capabilities of Kabrins, there can be no adequate remedy at law for any breach of his obligations hereunder, that any such breach may allow Kabrins and/or third parties to unfairly compete with the Company resulting in irreparable harm to the Company, and therefore, that upon any such breach or any threat thereof, the Company shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law. Further, the Company shall be entitled to indemnification by Kabrins from any loss or harm, including, without limitation, attorney's fees, in connection with any breach, or any enforcement of his obligations hereunder.

4. Further Restriction on the Shares.

For as long as the Shares are subject to the restrictive provisions set forth in Sections 1, 2 and 3 of this Agreement, the Stockholders shall not pledge or encumber any or all Shares which now or hereafter may be held or owned by them provided, however, that Kabrins may pledge up to fifty percent (50%) of the Shares owned by him to a nationally recognized financial institution if such institution agrees in writing with the Company and the other Stockholders that it will otherwise become a party to and bound by this Agreement.

5. Closing.

The closing of the purchase and sale of Shares pursuant to Section 3 of this Agreement shall take place at the principal business office of the Company. On the date of closing, the applicable Stockholder shall tender to the Company and/or the applicable Offerees, as the case may be, certificates evidencing the number of Shares to be purchased and sold pursuant to the terms hereof, properly endorsed for transfer to the applicable purchaser with signature guaranteed, and accompanied by any other documents which are necessary in the reasonable opinion of the Company to evidence the authority of the applicable Offeror to make such sale and transfer good title to the Shares. The Company and/or each applicable Offeree, as the case may be, shall pay to the Stockholder the aggregate purchase price of the Shares being purchased by it, him or her by delivering to the Stockholder a promissory note in accordance with terms of this Agreement and/or by delivering immediately available funds to the Stockholder, as applicable.

6. Permissible Transfers.

Notwithstanding the above, and except as otherwise set forth in Section 3 of this Agreement, any rights granted under this Agreement to the Company or the Stockholders with respect to transfers of Shares by other Stockholders shall not apply to a transfer by a Stockholder (i) to the estate of such Stockholder, or by gift, will, or intestate succession of such Stockholder to his or her spouse or to the siblings, lineal descendants, or ancestors of such Stockholder or his or her spouse, (ii) to a trust for the benefit of such Stockholder's spouse or to the siblings, lineal descendants or ancestors of such Stockholder or his or her spouse, (iii) between any Stockholders, (iv) as provided in Section 7 below;
(v) in the case of a Stockholder which is not a natural person, to any person(s) or entity controlling, controlled by or under common control with such Stockholder or in the case of a partnership to any partner thereof, so long as such transfer does not violate any applicable securities laws; (vi) in the case of Kassan, the transfer of 82,000 shares of Series A Convertible Preferred Stock to Kabrins, (vii) in the case of Kabrins, the sale of 461,538 shares of Series A Convertible Preferred Stock to the Company or its designee pursuant to that certain Supplemental Agreement between Kabrins and the Company dated as of May 12, 1993, the pledge of 115,000 shares of Series A Convertible Preferred Stock to Lou Adler pursuant to that certain Settlement Agreement and Mutual General Release dated January 10, 1995, by and among Kabrins, Sylvano, Inc., a California corporation, L.S. Malibu Partnership, a California limited partnership, La Salsa Management, Inc., a California corporation, Lou Adler, Sienna and the Company, the transfer of 10,000 shares of Series A Convertible Preferred Stock to Vicki Tanner pursuant to that certain Stock Transfer Agreement dated October 12, 1995, by and among Kabrins, Vicki Tanner and Sienna Holdings, Inc. (the "Tanner Transfer"), or the transfer of 9,000, 4,500 and 4,500 shares of Series A Convertible Preferred Stock to Donald Benjamin, Ronald
D. Weinstock Inc. and Frank Holdraker, respectively (the "Management Transferees") pursuant to certain Stock Transfer Agreements dated November 14,
1995, by and between Kabrins and each of the Management Transferees (the "Management Transferee Transfers"); provided, however, that, in all cases above, the transferee shall agree in writing to be subject to the terms hereof, including the restrictions set forth in Section 3 hereof, to the same extent as if he, she, or it were an original Stockholder of the Company and, in the case of a transfer by Kabrins or his transferees other than either the Tanner Transfer or the Management Transferee Transfers, to be subject to the terms of the Voting Trust Agreement dated as of March 4, 1992, as amended, among certain Stockholders and Sienna Holdings, Inc. as if such transferee were Kabrins.

7. Ownership Among Kabrins and La Salsa.

The parties hereto acknowledge that at the time the Shares were issued by the Company pursuant to the Asset Purchase Agreement, such Shares were held beneficially by La Salsa and not by Kabrins individually. Until such time as the Shares are distributed to Kabrins, as an individual, La Salsa shall be treated as a "Stockholder" for purposes of this Agreement and any proposed sales, transfers, pledges, assignments, or encumbrances by La Salsa of any of the Shares held by La Salsa shall be subject to the terms hereof; provided, that it is agreed and understood that promptly following the issuance of the Shares, La Salsa may distribute its Shares to Kabrins free of the provisions of Sections 1 and 2 herein.

8. Right of First Offer on Company Issuances.

                   (a) If the Company proposes to issue any equity securities or other securities convertible into capital stock of the Company, it shall give written notice thereof to each of the Stockholders at least thirty (30) days prior to the date of the proposed issuance. Such notice shall state (i) the title of the securities to be issued, (ii) the issue price, (iii) the type of consideration for the issuance and (iv) if the securities are not voting common stock, the rights, privileges, preferences and other terms thereof. Each
Stockholder shall have fifteen (15) days in which to notify the Company in writing that it will subscribe for and purchase up to all of its pro rata share (pro rata to its combined ownership of the Shares, on an as-converted basis) of such securities on the terms specified in the Company's notice. If a Stockholder does not so subscribe, then those Stockholders who did subscribe shall have the right to increase their subscriptions proportionately.

                   (b) After the notices described in Section 8(a) herein have all been given, the Company shall have the right to cancel the proposed issuance or proceed therewith, in which case the closing shall take place at a place and on a date to be set by the Company upon at least ten (10) days prior written notice. In any event, the closing pursuant to Section 8(a) or (b) herein shall take place simultaneously with the closing of the remainder of the issuance.

                  (c) Notwithstanding the above, the provisions of this Section 8 shall not apply to (i) any issuance or proposed issuance of securities upon the conversion, exchange or exercise of warrants, options, rights or other securities previously issued in compliance with this Agreement, (ii) the issuance to consultants to and former employees of the Company of options to purchase an aggregate of 65,000 shares of Common Stock, (iii) any adjustment to the number of warrant shares or exercise price required pursuant to the warrant held by Foothill Capital Corporation dated February 20, 1993, initially to purchase 100,000 shares of Common Stock, (iv) the issuance of options to purchase, at no less than the fair market value of the Common Stock on the date of such issuance, 2,877,820 shares of Common Stock pursuant to any stock option plan or similar arrangement hereinafter instituted by the Corporation or any of its Subsidiaries, (v) securities to the public pursuant to an effective registration statement, (vi) securities as consideration, in whole or in part, for the acquisition, in whole or in part, of a corporation or other business or the assets thereof, (vii) the issuance of up to 1,000,000 shares of the Company's Class B Common Stock, (viii) the sale and issuance of up to 4,166,667 shares of the Company's Series D Convertible Preferred Stock to CDV pursuant to that certain Series D Convertible Preferred Stock and Warrant Purchase Agreement of even date herewith (the "CDV Purchase Agreement") or (ix) the sale and issuance of the CDV Warrant pursuant to the CDV Purchase Agreement.

9. Election of Directors.

                   (a) Each of the Stockholders hereby agrees that for the term of this Agreement, the board of directors of the Company shall, except as set forth in Sections 9(e) and 9(f) below, consist of (i) four nominees designated by Sienna and InterWest, (ii) two nominees designated by the Founder, (iii) one nominee designated by the holders of a majority of the outstanding Series B Convertible Preferred Stock (excluding Sienna and InterWest), (iv) one nominee designated by Schroder Wertheim, (v) a number of nominees determined pursuant to
Section 9(g) below designated by CDV (or its successor, as set forth in Section 9(g) below) and (vi) one representative of Company management to be nominated by a majority of the other directors. Each Stockholder shall vote its Shares, and shall take all actions necessary, to ensure that the number of directors constituting the entire board of directors shall be equal to the total number of nominees as set forth above.

                   (b) Each Stockholder hereby agrees to vote all Shares owned or held of record by it at each annual or special meeting in favor of, or to take all actions by written consent in lieu of any such meeting necessary to cause, the election as members of the board of directors of those individuals nominated in accordance with, and to otherwise effect the intent of, this
Section 9.

                   (c) Each Stockholder hereby agrees that, except as set forth in Sections 9(e), (f) and (g) herein, no directors shall be removed unless the Stockholder which designated such nominee pursuant to Section 9(a) herein shall have voted in favor of or consented in writing to such removal.

                   (d) In the event that a vacancy is created on the board of directors by the death, disability, retirement, resignation or removal of a director, each Stockholder agrees to use its best efforts to cause the directors designated by it to vote for an individual designated to fill such vacancy and serve as a director by whichever Stockholder had designated (pursuant to Section 9(a) above) the director whose death, disability, retirement, resignation or removal resulted in such vacancy; provided, however, that such individual so designated may not previously have been a director of the Company who was removed from the board of directors.

                   (e) Notwithstanding anything to the contrary in this Section 9, if the Founder disposes of more than five percent (5%) but less than fifty percent (50%) of the number of Shares initially issued to him by the Company in connection with the closing of the transactions pursuant to the Asset Purchase Agreement (such number to be adjusted to give effect to stock splits, stock dividends and similar occurrences) (the "Initial Shares"), he shall only be entitled to nominate one (1) director and the board of directors shall reduce the number of total directors accordingly. To give effect to such change, the Founder shall cause one of his nominated directors to resign, and, if no such resignation occurs, each Stockholder shall take any and all actions required to effect such removal. If the Founder disposes of more than fifty percent (50%) of the Initial Shares, the Founder shall not be entitled to nominate any directors, the board of directors shall reduce the number of total directors accordingly, and the procedures set forth in the immediately preceding sentence shall be followed with respect to all of the directors previously nominated by the Founder.

                   (f) Notwithstanding anything to the contrary in this Section 9, in the event of the occurrence of any of the following events (a "Schroder Wertheim Change of Control"): (i) a change of more than fifty percent (50%) of the voting power of FMA High Yield Income, L.P., WSIS Flexible Income Partners L.P. or WSIS High Income L.P. (collectively, the "Schroder Wertheim Entities"), or any entity controlling, controlled by or under common control with any of the Schroder Wertheim Entities or (ii) the sale of all or substantially all of the assets of any of the Schroder Wertheim Entities, Schroder Wertheim shall not be entitled to nominate any directors and the board of directors shall reduce the number of total directors accordingly. To give effect to such change, Schroder Wertheim shall cause its nominated director to resign, and, if no such resignation occurs, each Stockholder shall take any and all actions required to effect the removal of such director.

The Schroder Wertheim Entities shall provide written notice (the "Change of Control Notice") of any Schroder Wertheim Change of Control to the Company, to be delivered as provided in Section 11(c) hereof, within fifteen (15) days of such Schroder Wertheim Change of Control.

                   (g) So long as CDV holds at least 2,066,116 shares of the Company's Series D Convertible Preferred Stock (4,424,020 shares if CDV has exercised the CDV Warrant), CDV shall be entitled to nominate a number of directors equal to the greater of (x) one director (two directors if CDV has exercised the CDV Warrant in full) and (y) that number of directors such that
(i) the ratio of members of the Company's Board of Directors nominated by CDV to the total number of members of the Company's Board of Directors is equal to (ii) the ratio of the number of outstanding shares of the Company's Common Stock held by CDV (assuming conversion of shares of Convertible Preferred Stock, but not assuming the exercise of any options or warrants) to the number of outstanding shares of the Company's capital stock (calculated on a fully-diluted basis), and the board of directors shall increase or decrease the number of total directors accordingly as necessary. In the event that the foregoing calculation would result in a fraction, the number of directors that CDV shall be entitled to nominate shall be rounded to the nearest whole number.

In the event that CDV holds less than 2,066,116 shares of the Company's Series D Convertible Preferred Stock (4,424,020 shares if CDV has exercised the CDV Warrant), CDV shall be entitled to nominate a number of directors such that (i) the ratio of members of the Company's Board of Directors nominated by CDV to the total number of members of the Company's Board of Directors is equal to (ii) the ratio of the number of outstanding shares of the Company's Common Stock held by CDV (assuming conversion of shares of Convertible Preferred Stock, but not assuming the exercise of any options or warrants) to the number of outstanding shares of the Company's capital stock (calculated on a fully-diluted basis), and the board of directors shall increase or decrease the number of total directors accordingly as necessary. In the event that the foregoing calculation would result in a fraction, the number of directors that CDV shall be entitled to nominate shall be rounded to the nearest whole number.

In the event that a single person acquires from CDV all of the shares of the capital stock of the Company either (i) purchased under that certain Series D Convertible Preferred Stock and Warrant Purchase Agreement of even date herewith, by and between the Company and CDV, and, if exercised, the CDV Warrant or (ii) issued upon conversion of such shares, then the rights of CDV hereunder to designate nominees to the Company's Board of Directors shall terminate and be of no further force and effect and, in lieu thereof, such acquiror shall have the right to designate one (1) nominee to the Company's Board of Directors, and the board of directors shall adjust the number of total directors accordingly.

10. Schroder Wertheim Change of Control Right of First Refusal. In the event of a Schroder Wertheim Change of Control, the Company shall have the right, at any time within fifteen (15) days of receipt by the Company of the Change of Control Notice, to purchase all, but not less than all, of the Shares held by the Schroder Wertheim Entities (the "Schroder Wertheim Shares") at (i) if the Schroder Wertheim Shares are shares of capital stock of the Company, a price per share equal to the original purchase price of such Schroder Wertheim Shares or
(ii) if the Schroder Wertheim Shares are Senior Subordinated Convertible Notes due 2002 (the "Series D Notes"), at a purchase price equal to the aggregate principal amount of such Series D Notes, plus any accrued but unpaid interest. Such right shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in Section 11(c) hereof, which notice shall specify the time, place and date for settlement of such purchase.

11. Miscellaneous.

                   (a) Endorsement on Stock Certificates. Each certificate representing Shares of the Company now or hereafter held by the Stockholders shall be stamped with a legend in substantially the following form:

                  "The transfer of the shares of stock represented by this certificate is restricted under the terms of a Fourth Amended and Restated Restricted Stock Agreement dated January 12, 1996, a copy of which is on file at the office of the Company."

                   (b) Specific Performance. The parties hereby declare that it is impossible to measure in money the damages which would accrue to one or more parties hereto, by reason of a failure of a party hereto to perform any of the obligations under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party, or his or her Personal Representative, as the case may be, has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

                   (c) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, provided, that in the case of notice to the Company, a copy shall be delivered to each Stockholder also. Any notice intended for the estate of a party hereto shall be addressed to the Personal Representative of such party at the address appearing on the records of the Court by which such Personal Representative was appointed. A copy of any notices sent to the Company shall be sent to: Brobeck, Phleger & Harrison, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA 94303, Attn: Gari L. Cheever, Esq. All notices and communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

                   (d) Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                   (e) Modification. No change, modification, or amendment of this Agreement shall be valid without the written consent of the holders of at least two-thirds (2/3) of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, voting together as a single class.

                   (f) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and assigns, the Stockholders, and his or her heirs, executors, administrators, and personal representatives, and such other person or persons who may, from time to time, become owners of the shares of capital stock of the Company, and become bound by all the terms and conditions of this Agreement; provided, however, that the rights granted to certain Stockholders in Section 9(a) to designate nominees to the Company's Board of Directors may not be assigned without the prior written consent of the Company.

                   (g) Term of Agreement. Except as otherwise specified herein, this Agreement shall remain in force and effect until the consummation of an underwritten public offering of the Common Stock of the Company with aggregate proceeds to the Company in excess of $10,000,000, unless sooner terminated by agreement among the Company and the Stockholders; provided, however, that termination of this Agreement in the manner hereinbefore provided shall not affect the validity of the exercise of any options contained herein prior to such termination.

                   (h) Attorneys' Fees; Expenses.

(i) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder the prevailing party shall be entitled to its reasonable attorneys, fees, costs, and disbursements in addition to any other relief to which it may be entitled.

(ii) Each Stockholder shall pay in full all fees, costs and disbursements, direct or indirect, incurred by the Company in connection with the sale or transfer by such Stockholder to a third party of any Shares registered in the name of such Stockholder, including a transfer by operation of law or other involuntary transfer.

                   (i) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California (without regard to the application of choice of law rules), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party hereto, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                   (j) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same original Agreement.

                   (k) Final Terms. This Agreement is the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and understandings, written or oral, including without limitation, the Original Agreement, the Amended Agreement, as amended, and the Second Amended Agreement, as amended, and the Original Agreement, the Amended Agreement, as amended, the Second Amended Agreement, as amended, and the Third Amended Agreement are hereby terminated and shall be of no further force and effect.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                             LA SALSA HOLDING CO.,
                             a Delaware Corporation



                             By:    /s/ Charles L. Boppell
                             -----------------------------
                                    Charles L. Boppell
                                    President and Chief Executive Officer

                             Address:     11601 Santa Monica Blvd.
                                          Los Angeles, California  90025

                             HOWDY S. KABRINS



                             /s/ Howdy S. Kabrins
                             --------------------

                             Address:     2800 Olympic Blvd., Suite 201
                                          Santa Monica, California 90404



                             LA SALSA, INC.,
                             a California corporation



                             By:    /s/ Howdy S. Kabrins
                             ---------------------------
                                    Howdy S. Kabrins,
                                    President

                             Address:     2800 Olympic Blvd., Suite 201
                                          Santa Monica, California 90404

                             SIENNA LIMITED PARTNERSHIP I
                             California Limited Partnership

                             By: SIENNA ASSOCIATES, its General Partner


                             By:    /s/ Daniel L. Skaff
                             --------------------------
                                    Daniel L. Skaff,
                                    Chairman of the General Partner

                             Address:     One Market
                                          Steuart Street Tower
                                          Suite 2550
                                          San Francisco, CA  94105



                             SIENNA LIMITED PARTNERSHIP II
                             a California Limited Partnership

                             By:   SIENNA ASSOCIATES, its General Partner



                             By:    /s/ Daniel L. Skaff
                             --------------------------
                                    Daniel L. Skaff,
                                    Chairman of the General Partner

                             Address:     One Market
                                          Steuart Street Tower
                                          Suite 2550
                                          San Francisco, CA  94105

                             SIENNA HOLDINGS, INC.
                             a California corporation, as Nominee



                             By:    /s/ Daniel L. Skaff
                             --------------------------
                                   Daniel L. Skaff,
                                   Chairman

                             Address:     One Market
                                          Steuart Street Tower
                                          Suite 2550
                                          San Francisco, CA  94105


                             CHARLES A. LYNCH



                             /s/ Charles A. Lynch
                             --------------------

                             Address:     3000 Sand Hill Road
                                          Building 1, Suite 125
                                          Menlo Park, CA  94025


                             INTERWEST PARTNERS IV
                             a California Limited Partnership

                             By:   INTERWEST MANAGEMENT
                                   PARTNERS IV, L.P., its General Partner



                             By:    /s/ Wallace R. Hawley
                             ----------------------------
                                    Wallace R. Hawley,
                                    General Partner

                             Address:     3000 Sand Hill Road
                                          Building 3, Suite 255
                                          Menlo Park, CA  94025

                             FMA HIGH YIELD INCOME L.P.

                             By:   SCHRODER WERTHEIM
                                   INVESTMENT SERVICES, INC., its
                                   general partner


                             By:    /s/ David Gibson
                             -----------------------
                             Name:  David Gibson
                             Title: Director

                             Address:     345 N. Maple Drive, Suite 320
                                          Beverly Hills, CA  90210

                             Nominee  (name in which the
                             securities  are  registered
                             if  different  than name of
                             Stockholder):

                             Lewco Securities Corp.
                             Tax I.D. No.:  13-2765944

                             WSIS FLEXIBLE INCOME PARTNERS L.P.

                             By:   SCHRODER WERTHEIM
                                   INVESTMENT SERVICES, INC., its
                                   general partner


                             By:     /s/ David Gibson
                             ------------------------
                             Name: David Gibson
                             Title:Director

                             Address:     345 N. Maple Drive, Suite 320
                                          Beverly Hills, CA  90210

                             Nominee  (name in which the
                             securities  are  registered
                             if  different  than name of
                             Stockholder):

                             Lewco Securities Corp.
                             Tax I.D. No.:  13-2765944

                             WSIS HIGH INCOME L.P.

                             By:   SCHRODER WERTHEIM
                                   INVESTMENT SERVICES, INC., its
                                   general partner


                             By:    /s/ David Gibson
                             -----------------------
                             Name: David Gibson
                             Title:Director

                             Address:     345 N. Maple Drive, Suite 320
                                          Beverly Hills, CA  90210

                             Nominee  (name in which the
                             securities  are  registered
                             if  different  than name of
                             Stockholder):

                             Lewco Securities Corp.
                             Tax I.D. No.:  13-2765944


                             CASUAL DINING VENTURES, INC.


                             By:    /s/ Charles W. Redepenning, Jr.
                             --------------------------------------
                             Name: Charles W. Redepenning, Jr.
                             Title:Senior Vice President

                             Address:     One Corporate Place
                                          55 Ferncroft Road
                                          Danvers, MA  01923

                             NUEBERGER & BERMAN AS TRUSTEE FOR THE CROWN TRUST


                             By:     /s/
                             -----------
                             Name:  (illegible)
                             Title:

                             Address:     605 Third Avenue, 36th Floor
                                          New York, New York  10158


                             CROWN ASSOCIATES III, L.P.,
                             a Delaware Limited Partnership



                             By:    /s/ Margaret S. McNamara
                             -------------------------------
                                    Margaret S. McNamara
                                    General Partner
                                    Crown Partners III, L.P.


                             Address:     67 East Park Place, 8th Floor
                                          Morristown, New Jersey  07960


                             CROWN-GLYNN ASSOCIATES, L.P.,
                             a Delaware Limited Partnership



                             By:    /s/ David F. Bellot
                             --------------------------
                                   David F. Bellot
                                   General Partner
                                   Crown-Glynn Partners, L.P.

                             Address:     67 East Park Place, 8th Floor
                                          Morristown, New Jersey  07960

                             NORO-MOSELEY PARTNERS II, L.P.
                             a Georgia Limited Partnership

                             By:   Moseley and Company II, its General Partner


                             By:    /s/ Jack R. Kelly
                             ------------------------
                             Name: Jack R. Kelly
                             Title:General Partner

                             Address:     9 North Parkway Square
                                          4200 Northside Parkway, N.W.
                                          Atlanta, Georgia  30327


                             THEODORE H. ASHFORD


                             /s/ Theodore H. Ashford
                             -----------------------

                             Address: Building B-107 Greenville Center 3801 Kennett Pike
                                          Wilmington, Delaware  19807


                             SEIDLER SALSA, L.P.,
                             a Delaware Limited Partnership

                             By:   THE SEIDLER COMPANY, its General Partner


                             By:     /s/ Peter Seidler
                             -------------------------
                                    Peter Seidler
                                    President

                             Address: 515 S. Figueroa St., Sixth Floor Los Angeles, California 90071

                             BANKERS TRUST COMPANY AS
                             MASTER TRUSTEE FOR HUGHES
                             AIRCRAFT RETIREMENT PLANS



                             By:  /s/ Brian Gaon
                             -------------------
                             Name:  Brian Gaon
                             Title: Attorney-in-Fact

                             Address:     34 Exchange Place
                                          Jersey City, New Jersey  07302



                             DONALD BENJAMIN



                             /s/ Donald Benjamin
                             -------------------


                             VICKI TANNER



                             -------------------


                             RONALD D. WEINSTOCK INC.



                             /s/ Ronald D. Weinstock Inc.
                             ----------------------------
                             Ronald D. Weinstock, President



                             FRANK HOLDRAKER



                             /s/ Frank Holdraker
                             -------------------

                                   SCHEDULE 1


Stockholders (in addition to those Stockholders listed in the first paragraph of this Agreement)

Charles A. Lynch

Theodore H. Ashford

Crown Associates III, L.P.

Crown-Glynn Associates, L.P.

Nueberger & Berman as Trustee for The Crown Trust

Noro-Moseley Partners II, L.P.

Seidler Salsa, L.P.

Bankers Trust Company, as Master Trustee for Hughes Aircraft Retirement Plans

FMA High Yield Income L.P.

WSIS Flexible Income Partners L.P.

WSIS High Yield Income L.P.

Sienna Limited Partnership II

Donald Benjamin

Vicki Tanner

Ronald D. Weinstock Inc.

Frank Holdraker

Casual Dining Ventures, Inc.